EXHIBIT 99.1

FNF Reports Second Quarter 2003 EPS of $1.78; $2.97 for Six Months Ended June 30, 2003

Jacksonville, Fla. — (July 23, 2003) — Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of products, services and solutions to the real estate and financial services industries, today reported operating results for the three and six-month periods ended June 30, 2003.

2nd Quarter 2003	2nd Quarter 2002

Net Earnings	Net Earnings

$248.3 million	$112.3 million
$1.78 per diluted share	$0.90 per diluted share

Six Months Ended June 30, 2003	Six Months Ended June 30, 2002

Net Earnings	Net Earnings

$391.8 million	$213.3 million
$2.97 per diluted share	$1.73 per diluted share

•	Revenue for the second quarter of 2003 was $2.0 billion, compared with $1.1 billion for the second quarter of 2002

•	Total title premiums were $1.2 billion for the second quarter of 2003 versus $796 million for the prior year period

•	Revenue from Fidelity Information Services was $209 million for the second quarter of 2003, after the April 1, 2003 acquisition

•	Real estate related services revenue was $193 million for the second quarter of 2003, compared with $122 million for the second quarter of 2002

•	Cash flow from operations was $415 million for the second quarter of 2003

•	Annualized return on average equity was 35.8 percent for the second quarter of 2003

•	The Company repurchased 712,375 shares of its common stock for $21.0 million during the second quarter of 2003 and has repurchased a total of 4,004,963 shares for $101.9 million from inception of its systematic repurchase program on May 15, 2002 through June 30, 2003

     “This was another tremendous quarter for FNF, as we achieved record quarterly revenue, net earnings and cash flow from operations,” said Chairman and Chief Executive Officer William P. Foley, II. “Total revenue topped $2 billion for the first time in the history of the company, net earnings were nearly $250 million and cash flow from operations was $415 million. We achieved these results because of the strength of the residential real estate markets, the surge in refinance transactions and the recurring revenue and earnings contribution from Fidelity Information Services, which contributed nearly $210 million in incremental revenue in the second quarter. The outsourcing and processing services revenue provided by the mortgage loan servicing and core bank and loan processing platforms of Fidelity Information Services supply a stable, long-term, contractual, recurring stream of revenue and earnings that is not correlated with the mortgage cycle. One of our strategies is to better balance FNF’s financial profile with significant contributions from our core title insurance business, real estate related services and outsourced processing solutions for the mortgage and financial services markets. More stable revenue and earnings should provide a higher multiple of earnings for FNF’s stock, giving us a higher valued currency for future acquisitions in the core processing area.”

     The following table depicts monthly direct orders opened and closed for the second quarter of both 2003 and 2002:

Month	Direct Orders Opened	Direct Orders Closed	Closing %

April 2003	458,000	344,700	75%
May 2003	561,900	331,500	59%
June 2003	653,700	360,400	55%

Second Quarter 2003	1,673,600	1,036,600	62%

April 2002	208,500	157,800	76%
May 2002	215,800	158,400	73%
June 2002	218,600	147,900	68%

Second Quarter 2002	642,900	464,100	72%

     “Once again, open orders gained significant volume during the quarter, growing from 20,000 open orders per day in April and peaking at more than 30,000 open orders per day in June,” said President Randy Quirk. “We are well positioned as we enter the third quarter.”

     Fidelity National Financial, Inc., number 326 on the Fortune 500, is a provider of products, services and solutions to the real estate and financial services industries. The Company had total revenue of $3.4 billion and earned nearly $400 million in the first six months of 2003, with cash flow from operations of more than $600 million for that same period. FNF is the nation’s largest title insurance company and also performs other real estate-related services such as escrow, default management, mortgage loan fulfillment, exchange intermediary services and homeowners, flood and home warranty insurance. FNF is also one of the world’s largest providers of information-based technology solutions and processing services to the mortgage and financial services industries through its subsidiary Fidelity Information Services. It processes nearly 50 percent of all U. S. residential mortgages, with balances exceeding $2.5 trillion, has processing and technology relationships with 48 of the top 50 U. S. banks and has clients in more than 50 countries who rely on Fidelity Information Services’ processing and outsourcing products and services. Including mortgages, more than 34 percent of the total dollar volume of all outstanding consumer loans in the country are processed on Fidelity Information Services software applications. Fidelity National Information Solutions (NASDAQ: FNIS), a majority-owned, publicly traded subsidiary of FNF, provides data and valuations, technology solutions and services for the real estate and mortgage industries. More information about the FNF family of companies can be found at www.fnf.com, www.fidelityinfoservices.com and www.fnis.com.

     This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the “Management’s Discussion and Analysis” section of the Company’s Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations,

805-696-7218, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Direct title premiums	$659,601	$357,143	$1,132,831	$694,319
Agency title premiums	523,442	439,346	1,017,873	831,532

Total title premiums	1,183,043	796,489	2,150,704	1,525,851
Escrow and other title-related fees	368,791	199,528	635,718	388,823
Real estate related services	193,129	121,592	367,334	237,501
Information services	209,378	—	209,378	—
Interest and investment income	14,637	18,903	31,694	37,184
Realized investment gains	33,254	627	39,887	7,685
Other income	4,069	5,825	8,462	12,780

Total revenue	2,006,301	1,142,964	3,443,177	2,209,824
Personnel costs	667,533	335,742	1,108,872	665,880
Other operating expenses	444,254	236,177	759,863	457,300
Agent commissions	406,666	343,454	793,879	652,425
Claim loss expense	64,995	39,824	113,379	76,292
Interest expense	10,871	9,011	18,931	17,628

Total expenses	1,594,319	964,208	2,794,924	1,869,525
Earnings before income taxes	411,982	178,756	648,253	340,299
Income tax expense	156,554	64,353	243,974	122,507
Minority interest	7,168	2,117	12,440	4,521

Net earnings	$248,260	$112,286	$391,839	$213,271

Net earnings per share – basic	$1.84	$0.94	$3.07	$1.79

Net earnings per share – diluted	$1.78	$0.90	$2.97	$1.73

Weighted average shares – basic	134,854	119,463	127,663	118,845

Weighted average shares – diluted	139,284	124,180	131,787	123,189

Direct orders opened	1,673,600	642,900	2 929,900	1,246,600
Direct orders closed	1,036,600	464,100	1,783,500	956,900

SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	June 30,	December 31,
	2003	2002

	(Unaudited)
Cash and investment portfolio	$3,119,836	$3,048,208
Goodwill	1,631,267	996,613
Capitalized software and other intangible assets	725,232	145,391
Total assets	6,900,017	5,245,744
Notes payable	716,615	493,458
Reserve for claim losses	911,666	887,973
Total equity	3,034,733	2,253,936
Book value per share	22.52	18.84

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